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                                  EXHIBIT 5(b)

                          FORM OF APPLICATION USED WITH
                       GROUP VARIABLE ANNUITY CERTIFICATE







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APPLICATION FOR A GROUP VARIABLE ANNUITY CERTIFICATE
Mail to: Keyport Life Insurance Company, 125 High Street, Boston, MA 02110-2712

ANNUITANT     1
    First    Middle     Last           Phone( )

Street  Address          City    State     Zip

Social Sec. No:     [ ] [ ] [ ] - [ ] [ ] -[ ] [ ] [ ] [ ]   Sex: [ ] M  [ ]  F

Birthdate:       Month          /          Day           /          Year

PRIMARY CERTIFICATE OWNER     2
(Only if different from annuitant)

First          Middle         Last

Street  Address          City     State     Zip

Relationship to Annuitant               Phone( )

[ ] Social Sec. No.

[ ] Taxpayer I.D. No. [ ] [ ] [ ] - [ ] [ ] - [ ] [ ] [ ] [ ]
Birthdate:       Month         /           Day           /         Year

BENEFICIARY(IES)         3
(Person(s) you want to "own" the annuity if the primary owner and any joint owner are both dead)
Name                        Birthdate       Relationship to Annuitant

Street Address   City  State  Zip

Name                        Birthdate       Relationship to Annuitant

Street Address    City   State   Zip

JOINT CERTIFICATE OWNER  4
(Optional) (Signature is required on reverse)
First     Middle    Last           Birthdate

Street Address    City   State   Zip

Social Sec. No:     [ ] [ ] [ ] - [ ] [ ] - [ ] [ ] [ ] [ ]       Phone No: ( )

CONTINGENT BENEFICIARY (Optional)  5

Name                        Birthdate       Relationship to Annuitant




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Street Address   City   State  Zip

PURCHASE AMOUNT     6
($5,000 minimum and make check payable to Keyport Life Insurance Company; subsequent purchases must be at least $1,000)
$                  [ ]   Check is attached.     [ ]   Funds will be sent later.

ALLOCATION     7
____ %         ________________________
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____ %         ________________________
____ %         ________________________
____ %         ________________________
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____ %         ________________________
____ %         ________________________
____ %         ________________________
____ %         ________________________
____ %         ________________________

Each amount must be at least 10% and a whole number. Amounts must total 100%. Percentages will also be used to allocate subsequent purchase amounts.

TELEPHONE INSTRUCTIONS (Optional)  8
[ ]   Check box if certificate owner(s) want the ability to make transfers and purchase amount allocation changes by telephone. Insert the name of any other person also authorized to do the same:

(It is agreed this designation is subject to the power of attorney provisions in the prospectus). It is agreed that telephone instructions will be subject to the conditions and procedures in the prospectus.

AP/DVA-CER-1996  Keyport Group Contract No.        Keyport Certificate No.
-OVER-

TYPE OF PLAN   9
[ ]  Non-Qualified          [ ]  Qualified

QUALIFIED PLANS ONLY     10
Complete For All Plans:
This money should be set up as a:
Type:



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[ ]  IRA               [ ]  _____________       [ ]  _____________
[ ]  Custodial IRA     [ ]  _____________       [ ]  _____________
[ ]   _____________                                  _____________

Complete If Applicable:
This money comes from a:
[ ] Trustee Transfer  or   [ ]  Direct Rollover  or  [ ] Rollover from a:
[ ] IRA         [ ] SEP IRA           [ ] Keogh      [ ] 401(a)     [ ] TSA

Complete For IRAs Only:
This money represents:  Regular contributions of $
for Tax Year 19         and $               for Tax Year 19        ;
Transfer $               Direct Rollover $               Rollover $


REPLACEMENT    11
Will the certificate applied for replace any existing annuity or insurance policy?
[ ] Yes    [ ] No   If yes, list insurance company, policy #, and attach
transfer or exchange forms.

SPECIAL REQUESTS    12
[ ] Check box if owner wants the statement of additional information referred to in the prospectus.
Other:


CORRECTIONS    13
COMPANY CORRECTIONS OR AMENDMENTS, IF ANY
(EXCEPT IN KENTUCKY AND WEST VIRGINIA)



AGREEMENT     14
It is agreed that: (a) all statements and answers given above are true and complete to the best of my knowledge; (b) this application shall become part of the annuity certificate issued by the Company; and (c) except in Kentucky and West Virginia, my acceptance of the certificate applied for will constitute approval by me of any corrections or additions made in item #13 above. However, I must agree in writing to any changes in: amounts; ages; plan of annuity; and benefits. I understand that annuity payments and surrender values, when based upon the investment experience of a separate account, are variable and are not guaranteed as to fixed dollar amount. Receipt of a current variable annuity prospectus is hereby acknowledged.

SIGNED AT 15
City           State (REQUIRED)  Date
Signature of Annuitant (REQUIRED)
Signature of Certificate Owner (if other than Annuitant) (Any representative capacity, such as trustee, must include the full legal designation.) Signature of Joint Certificate Owner (if any)




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AGENT'S REPORT 16
Do you have any reason to believe that the certificate applied for may replace an existing annuity or insurance policy?
[ ] Yes     [ ] No   If yes, list carrier, policy #, whether Section 1035
exchange, and attach State Replacement Form if applicable.
Agent's Legal Name (Printed)
Business Address    Street    City      State     Zip
Agent's Bus.  Phone ( )
Agent's Social Sec. No.  (& Agent's Lic.# in FL)
[ ] [ ] [ ] - [ ] [ ] - [ ] [ ] [ ] [ ]
Agency Name
Signature of Agent

(AGENCY/AGENT NO.) [ ] [ ] [ ] [ ] [ ] - [ ] [ ] [ ] [ ] [ ]

508.2/96